Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 23, 1998 included in International Specialty Products Inc.'s and ISP Holdings Inc.'s filings on Form 10-K for the year ended December 31, 1997 and our report dated June 11, 1998 included in the Capital Accumulation Plan for Employees of GAFMC and ISP's Annual Report on Form 11-K for the year ended December 31, 1997.


                                               ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 31, 1998